SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        CHESAPEAKE FINANCIAL SHARES, INC.
                (Name of Registrant as Specified in its Charter)


                        CHESAPEAKE FINANCIAL SHARES, INC.
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                        Chesapeake Financial Shares, Inc.

           ---------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
           ---------------------------------------------------------



To Our Shareholders:

         The Annual Meeting of Shareholders of Chesapeake Financial Shares, Inc. will be held on Friday, April 4, 1997, at 4:00 p.m. in the auditorium at Rappahannock Westminster-Canterbury, Irvington, Virginia, for the following purposes:

         1.       To eight (8) directors to serve for the ensuing year; and

         2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Shareholders of record at the close of business on January 31, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


                                              By Order of the Board of Directors

                                               /s/ JOHN H. HUNT, II

                                              John H. Hunt, II
                                              Secretary


March 11, 1997


         Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy in the postpaid envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote your own shares.

                        Chesapeake Financial Shares, Inc.
                               1 North Main Street
                           Kilmarnock, Virginia 22482

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 4, 1997


                                     GENERAL

         The enclosed proxy is solicited by the Board of Directors of Chesapeake Financial Shares, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Friday, April 4, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of this Proxy Statement and accompanying proxy is March 11, 1997.

Revocation and Voting of Proxies

         Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

         Only shareholders of record at the close of business on January 31, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 839,254 shares of Company Common Stock, par value $5.00 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

         Each share of Company Common Stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting, except with respect to the election of directors for which shareholders have cumulative voting rights. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder, or in the alternative, to distribute his or her votes on the same principle between two or more nominees as he or she sees fit.

Solicitation of Proxies

         The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and regular employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

Principal Shareholders

         Mr. Douglas D. Monroe, Jr., who is a director and executive officer of the Company and its wholly-owned subsidiary bank, Chesapeake Bank (the "Bank"), is the only individual who beneficially owns 5% or more of the Common Stock of the Company. His ownership as of January 31, 1997 is shown in the table below. The address of Mr. Monroe is the same as the Company's principal offices.

         As of January 31, 1997, the directors of the Company and the principal officers of the Company and the Bank beneficially owned as a group 339,392 shares (or approximately 39.3%) of Company Common Stock (including shares for which they hold presently exercisable stock options).

                      ELECTION OF DIRECTORS - PROPOSAL ONE

         The Bylaws of the Company provide that the Board shall consist of not less than three nor more than nine directors, with the exact number within such limits to be fixed according to the number elected by the shareholders. The Board is nominating eight persons as directors of the Company for 1997. The persons named below, all of whom are members of the present Board of Directors of the Company with the exception of Mr. William S. Shumadine who is being nominated for the first time, will be nominated for election to serve until the next annual meeting and until their successors have been duly elected and have qualified.

         It is the intention of the persons named in the proxy to vote for the election of the eight nominees named below. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If for any reason any of the persons named below should become unavailable to serve, then the proxies will be voted for such substitute nominees as the Board of Directors may designate. Management has no reason to believe that any of the nominees will be unavailable.

                                                                                             Number of Shares
                                        Director          Principal Occupation             Beneficially Owned as
Nominee & Age                             Since          For the Last Five Years          of January 31, 1997 (1)
-------------                             -----          -----------------------          -----------------------
T. Nash Broaddus (78)                     1988      Chairman of the Board & Chief               16,881 (2.0%)
                                                    Executive Officer, Prodesco,
                                                    Inc., a textile manufacturer,
                                                    Perkasie, Pennsylvania


Thomas D. Denegre, Jr. (77)               1995      Retired, formerly served as Vice              4,718*
                                                    Chairman and Senior Vice
                                                    President of Chesapeake Bank

                                        2

                                        Director          Principal Occupation             Beneficially Owned as
Nominee & Age                             Since          For the Last Five Years          of January 31, 1997 (1)
-------------                             -----          -----------------------          -----------------------

Eugene S. Hudnall, Jr. (57)               1983      President, George Noblett, Inc.,              5,319*
                                                    a major appliance dealer,
                                                    mechanical contractor, and
                                                    propane gas dealer, Kilmarnock,
                                                    Virginia

Douglas D. Monroe, Jr. (63)               1982      Chairman of the Board & Chief              210,294 (24.6%)
                                                    Executive of the Company and the                   (2)(3)
                                                    Bank

Katherine W. Monroe (63)                  1985      A licensed real estate agent;               39,104 (4.5%)
                                                    Treasurer of the Company                           (3)


Robert S. Scheu (76)                      1995      Retired, formerly served as                  7,775 *
                                                    Chief Executive Officer of
                                                    Marine Midland Trust Company of
                                                    Western New York

William S. Shumadine, Jr. (52)             --       Senior Vice President of Lowe,                 500 *
                                                    Brockenbrough & Tattersal, Inc.,
                                                    an investment management and
                                                    advisory firm, Richmond, Virginia

Robert L. Stephens (64)                   1985      Owner, The Tides Inn, Inc. a                 9,691 (1.1%)
                                                    resort & conference center in
                                                    Irvington, Virginia

-----------------------
*        Represents less than 1.0% of the total outstanding shares of Common
         Stock.

(1) For purposes of this table, a person is deemed to be the beneficial owner of shares of the Company's Common Stock if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose of or to direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2) Includes: (i) 33,254 shares which are held jointly with his wife Katherine W. Monroe (see Note 3 below); (ii) 14,925 shares that may be acquired pursuant to presently exercisable stock options; and (iii) 11,000 shares held in trust for which he serves as joint trustee.

(3) Douglas D. Monroe, Jr., and Katherine W. Monroe are husband and wife. Mr. Monroe has sole voting power over 166,040 shares of Common Stock. Mrs. Monroe has sole voting power over 39,104 shares. Mr. and Mrs. Monroe share voting power over 33,254 shares, which are reflected in Mr. Monroe's stock ownership information in order to avoid double counting. In the aggregate, Mr. and Mrs. Monroe beneficially own 249,398 shares of Common Stock.

         The Employee Stock Ownership Plan adopted by the Company holds 23,316 shares of Common Stock for the benefit of the employees participating in the plan. The trustees of the plan are Douglas D. Monroe, Jr., John H. Hunt, II and Jeffrey M. Szyperski, all of whom are executive officers of the Bank. They have no voting rights nor any investment or dispositive power with respect to the shares other than as directed by Plan participants.

         Except as set forth below, there are no family relationships among any of the directors or principal officers. Douglas D. Monroe, Jr. and Katherine W. Monroe are husband and wife and Mr. Szyperski is the son-in-law of Mr. and Mrs. Monroe. None of the directors currently serves as a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

Board Committees and Attendance

         During 1996 the Board of Directors of the Company met four times. All directors attended at least 75% of the total Board meetings. The Company has no standing committees.

         The Bank's Audit Committee is comprised of Messrs. Albert C. Pollard, Chairman, C. Irwin Clark, III, James M. Holmes, Jr., Harvey B. Morgan and Harry M. Ward. The Audit Committee reviews on a regular basis the work of the internal audit department. It also reviews and approves the scope and detail of the continuous audit program which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection of all assets and records. During 1996, the Audit Committee met twelve times.

Compensation of Directors

         Directors of the Company receive as compensation an annual retainer fee of $3,000, except that Mr. Monroe, as an employee of the Company, is not eligible under Company policy to receive this annual retainer. During 1996 and 1995, the Company issued 3,115 and 1,200 shares, respectively, of Common Stock to its directors for partial compensation in lieu of cash for the annual retainer fees due. No shares were issued in 1994.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Cash Compensation

         During 1996, no executive officer of the Company, with the exception of Douglas D. Monroe, Jr., who is the President and Chief Executive Officer of Company, received compensation in excess of $100,000. The following table shows the cash compensation paid to Mr. Monroe during 1996, 1995 and 1994. The principal officers of the Company do not receive any compensation in their capacities as such, but are paid by the Bank for their services as officers of the Bank.



                           Summary Compensation Table

                                                                                  Long-term
                                                                                 Compensation
                                                                                 ------------
                                                 Annual Compensation (1)          Securities
           Name and                          --------------------------------     Underlying             All Other
      Principal Position           Year       Salary (2)        Bonus (3)          Options           Compensation(4)(5)
      ------------------           ----       ----------        ---------         ----------         ------------------

Douglas D. Monroe, Jr.             1996       $142,700            --                 4,000                  $96,338
   President/Chief                 1995       $142,700            --                 7,500                  $61,003
   Executive Officer               1994       $142,600            --                 6,000                  $34,309

------------------
(1) Mr. Monroe received certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of his total salary and bonus.

(2)      Includes directors' fees paid by Chesapeake Bank.

(3) No amount of Mr. Monroe's compensation during the last three years has been designated as a bonus.

(4) In 1996, 1995 and 1994, the taxable portions of the group life and medical insurance premiums paid by the Bank on behalf of Mr. Monroe were $5,195 for each of the three years.

(5) In 1996, 1995 and 1994, the taxable portions of a key man life insurance policy paid by the Bank on behalf of Mr. Monroe were $16,000, $32,000, and $7,002, respectively. The amount accrued by the Bank under a deferred compensation agreement with Mr. Monroe was $75,143, $22,153 and $20,449 in 1996, 1995 and 1994, respectively. See "Employee Benefit Plans - Deferred Compensation Arrangement" for further information.

Employee Benefit Plans

         Pension Plan. The Bank has a noncontributory defined benefit pension plan for all full-time employees over 21 years of age (the "Pension Plan"). The Pension Plan is designed to assist employees in providing for their retirement income security. All employees who complete at least 1,000 hours of service each year are automatically eligible to participate. The Bank funds pension costs in accordance with the funding provisions of the Employee Retirement Income Security Act. All contributions to the Pension Plan are made by the Bank. Employees become fully vested after seven years of credited service.

         Upon retiring at normal retirement age, Pension Plan participants will receive an annual pension based on their years of service. The normal retirement age under the Pension Plan is 65. Reduced benefits are available as early as age 55 if at least ten years of credited service have been completed. Cash benefits under the Pension Plan generally commence on retirement, death, or other termination of employment and are payable in various forms, generally at the election of the participant. The estimated annual benefits payable under the Pension Plan are $70,524 for Mr. Monroe, assuming he retires age 65 and continues to receive covered compensation in the same amount as in 1996.

         Employee Stock Ownership Plan. The Bank has adopted a tax-credit employee stock ownership plan (the "ESOP"). Every officer and employee of the

Bank (other than straight-time hourly paid employees) is eligible to participate in the ESOP beginning on any January 1 after he or she completes one year of service and reaches the age of 21.

         Contributions each year are at the discretion of the Board of Directors, within certain limitations prescribed by federal tax regulations. Compensation expense related to the ESOP was $19,992 in 1996, $10,000 in 1995 and $10,000 in 1994. The ESOP intends to invest contributions received in shares of Company Common Stock.

         Under the ESOP, the Bank will make contributions in cash necessary to service loans to the ESOP and may make additional discretionary contributions in cash or stock of the Company (the "ESOP Contribution"). In addition, the Bank will make further contributions designed to satisfy certain nondiscrimination requirements of the Internal Revenue Service, if such requirements should ever become applicable (the "Top-Heavy Contribution"). Participants in the ESOP are neither required nor permitted to make contributions.

         ESOP and Top-Heavy Contributions become fully vested when a participant reaches age 65, whether or not he retires at that time, when a participant has completed 7 years of service, becomes permanently or totally disabled, or dies while employed by the Bank. If a participant leaves before the occurrence of one of these events, the ESOP and Top-Heavy Contributions allocated to his account will become 30% vested after 3 years of service, 40% vested after 4 years of service, 60% vested after 5 years of service, 80% vested after 6 years of service, and 100% vested after 7 years of service.

         Distribution of benefits under the ESOP to a participant or beneficiary is made after death, retirement, or termination of employment in a single payment consisting of cash and to the extent allocated to his account, Common Stock of the Company. Each participant or beneficiary may direct that all distributions be made in the form of Common Stock of the Company or, conversely, may direct that all distributions be made in the form of cash.

         Stock Options. As of January 31, 1997, the Company had options outstanding covering 74,625 shares of Common Stock, of which options covering 29,625 shares are currently exercisable. Options are generally not exercisable until after three years from the date of issuance and require continuous employment during the period prior to exercise. The table below sets forth certain additional information concerning the stock option grants made to Mr. Monroe during 1996.





                                        Number of
                                       Securities               % Of Total
                                       Underlying             Options Granted
                                         Options               To Employees           Exercise         Expiration
             Name                        Granted                  In 1996              Price              Date
             ----                        -------                  -------              -----              ----
Douglas D. Monroe, Jr.                    4,000                    38.0%               $14.30              2001

         The following table shows certain information with respect to the number and value of unexercised options at year-end.


                                                                           Number of                   Value of
                                                                       Shares Underlying              Unexercised
                                      Number of                           Unexercised                In-the-Money
                                   Shares Acquired        Value            Options at                 Options at
             Name                    on Exercise        Realized       December 31, 1996         December 31, 1996 (1)
             ----                    -----------        --------       -----------------         ---------------------
Douglas D. Monroe, Jr.                  1,075            $4,300              32,425                    $124,750

(1) Calculated by subtracting the exercise price from the market value of the stock at December 31, 1996.

         Deferred Compensation Arrangement. In 1984, the Company entered into a deferred compensation agreement with Mr. Monroe under the terms of which Mr. Monroe was required to work through April of 1994 in order to earn the right to receive payments from the Company of $3,042 per month for 180 months beginning at the date of his retirement from the Company, but in no event prior to his reaching age 70. The Company has funded its deferred compensation commitment through a life insurance policy on Mr. Monroe.

                      INDEBTEDNESS AND CERTAIN TRANSACTIONS

         In calendar year 1996 and up to the present time, there were transactions between the Bank and certain of the officers and directors of the Company and the Bank and their known associates, all consisting of extensions of credit by the Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involves more than the normal risk of collectibility or presents other unfavorable features. Thus, the Bank has had, and the Bank expects to have in the future, banking transactions in the ordinary course of its business with the officers and directors of the Company and the Bank and their associates on the same terms, including interest rate, collateral and repayment terms on loans, as those prevailing at the same time for comparable transactions with others.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during the fiscal year ended December 31, 1996.

                       1998 ANNUAL MEETING OF SHAREHOLDERS

         It is contemplated that the 1998 Annual Meeting of Shareholders will be held on or about Friday, April 3, 1998. In order for any appropriate shareholder proposal to be included in the proxy materials of the Company for the 1998 Annual Meeting of Shareholders, it must be received by the Secretary at the Company's principal place of business on or before December 1, 1997.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

                                             By Order of the Board of Directors


                                             John H. Hunt, II
                                             Secretary


         A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-KSB TO THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF RECORD ON JANUARY 31, 1997. ALL REQUESTS MUST BE IN WRITING, ADDRESSED TO DOUGLAS D. MONROE, JR., PRESIDENT, CHESAPEAKE FINANCIAL SHARES, INC., POST OFFICE BOX 1419, KILMARNOCK, VIRGINIA 22482.

PROXY
                        Chesapeake Financial Shares, Inc.

         MANAGEMENT PROXY: Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints T. Nash Broaddus and Eugene S. Hudnall, Jr., jointly and severally, proxies, with full power to act alone and with full power of substitution to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Chesapeake Financial Shares, Inc. to be held on Friday, April 4, 1997 at 4:00 p.m. in the auditorium at Rappahannock Westminster-Canterbury, Irvington, Virginia, or any adjournment thereof, on each of the following matters:

1.       Election of directors.

[ ]    FOR all Nominees listed below    [ ]   WITHHOLD AUTHORITY TO VOTE
                                              FOR THOSE INDICATED BELOW

         T. Nash Broaddus, Thomas B. Denegre, Jr., Eugene S. Hudnall, Jr., Douglas D. Monroe, Jr., Katherine W. Monroe, Robert S. Scheu, William S. Shumadine, Jr., and Robert L. Stephens.

(Instructions: To withhold authority to vote for any individual nominee, place a line through that nominee's name. Cumulative voting is permitted. See page 1 of the accompanying Proxy Statement for an explanation of cumulative voting.)


2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each proposal. All joint owners MUST sign.


Dated:  ____________________, 1997


---------------------------------
Signature*

---------------------------------
Signature if held jointly

*NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.

I [ ] will / [ ] will not attend the Annual Meeting.

         The shares represented hereby will be voted in accordance with any choice specified by the shareholders and, where there is no choice, such shares will be voted IN FAVOR OF each proposal. This Proxy further provides authority to accumulate such votes as the proxies may deem appropriate in the election of directors.